       As filed with the Securities and Exchange Commission on November 30, 1999
                                               Registration No. 33-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                    ----------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    ----------------------------------------

                               SYMIX SYSTEMS, INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

            Ohio                                     31-1083175
---------------------------------         ------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

2800 Corporate Exchange Drive, Columbus. Ohio                43231
---------------------------------------------                -----
   (Address of Principal Executive Offices)                (Zip Code)

            SYMIX SYSTEMS, INC. 1999 NON-QUALIFIED STOCK OPTION PLAN
            --------------------------------------------------------
                                FOR KEY EMPLOYEES
                                -----------------
                            (Full title of the plan)

                             MR. LAWRENCE W. DELEON
                               SYMIX SYSTEMS, INC.
                          2800 CORPORATE EXCHANGE DRIVE
                              COLUMBUS, OHIO 43231
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (614) 523-7000
                     ---------------------------------------
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                 Proposed maximum        Proposed maximum
Title of securities       Amount to be           offering price per      aggregate offering     Amount of
to be registered          registered             share (1)               price (1)              registration fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Shares             600,000                      $12.78125            $7,668,750              $2,132.00

 (1) Estimated solely for purposes of calculating the registration fee; based upon the average of the high and low sale prices of the Common Shares as reported on the NASDAQ National Market System on November 26, 1999.


                  (Page 1 of 15 pages; exhibit index on page 6)

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof as of the respective dates of filing of such documents:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, including any and all amendments thereto, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all other reports filed with the Commission pursuant to the requirements of Section 13(a) or 15(d) of the Exchange Act since that date;

     (2) The description of the Common Shares of the Registrant contained in the Registration Statement filed with the Commission pursuant to
          Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

          Any definitive Proxy Statement or Information Statement filed pursuant to Section 14 of the Exchange Act and all reports which may be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof prior to the completion of the offering contemplated hereby also shall be deemed to be incorporated herein by reference and to be made a part hereof from the date of filing such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          As of November 30, 1999, members of Vorys, Sater, Seymour and Pease LLP and attorneys employed thereby, together with members of their immediate families, and the Vorys, Sater, Seymour and Pease LLP Retirement Plan trust beneficiary, own an aggregate of approximately 160,000 Common Shares of the Registrant. Duke W. Thomas, a Director of the Registrant, is a partner of such firm.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Incorporated by reference to Item 6 of Registrant's Registration Statement on Form S-8 (No. 33-43947) filed with the Commission on January 9, 1998.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

          See the Exhibit Index attached hereto.

ITEM 9.   UNDERTAKINGS.

A.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                provided, however, that paragraphs A(l)(i) and (A)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 30 day of November, 1999.

                                   SYMIX SYSTEMS, INC.

                                   By /s/ Lawrence W. DeLeon
                                     -------------------------------------------
                                         Lawrence W. DeLeon
                                         Chief Financial Officer, Vice President
                                         and Secretary

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 30 day of November, 1999.

        SIGNATURE                                    TITLE
        ---------                                    -----

Lawrence J. Fox*                          Chairman of the Board and
------------------------                  Chief Executive Officer
Lawrence J. Fox                           (Principal Executive Officer)

Stephen A. Sasser*                        Chief Operating Officer,
------------------------                  President and Director
Stephen A. Sasser

/s/ Lawrence W. DeLeon                    Chief Financial Officer, Vice
------------------------                  President and Secretary
Lawrence W. DeLeon                        (Principal Financial Officer)

James A. Rutherford*                      Director
------------------------
James A. Rutherford

Larry L. Liebert*                         Director
------------------------
Larry L. Liebert

John Tait*                                Director
------------------------
John Tait

Duke W. Thomas*                           Director
------------------------
Duke W. Thomas

*By Power of Attorney

/s/ Lawrence W. DeLeon
------------------------
Lawrence W. DeLeon (Attorney-in-Fact)

                                  EXHIBIT INDEX

------------------------------------------------------------ ---------------------------------------------------------
Exhibit No.                                                  Page
-----------                                                  ----
------------------------------------------------------------ ---------------------------------------------------------
4(a)   Registrant's Amended Articles of Incorporation,       Incorporated herein by reference to Exhibit 3(a) to the
       particularly Articles Fourth and Seventh              Registrant's Registration Statement on Form S-1
                                                             (No.33-38878) filed March 21, 1991
------------------------------------------------------------ ---------------------------------------------------------
4(b)   Registrant's Amended Code of Regulations,             Incorporated herein by reference to Exhibit 3(a) to the
       particularly Article One                              Registrant's Registration Statement on Form S-1 (No.
                                                             33-38878) filed March 21, 1991
------------------------------------------------------------ ---------------------------------------------------------
5      Opinion of Vorys, Sater, Seymour and Pease LLP as     7
       to legality
------------------------------------------------------------ ---------------------------------------------------------
15     Letter re Unaudited Interim Financial Information     Not applicable.
------------------------------------------------------------ ---------------------------------------------------------
23(a)  Consent of Ernst & Young LLP                          8
------------------------------------------------------------ ---------------------------------------------------------
23(b)  Consent of Vorys, Sater, Seymour and Pease LLP        7
       (included in Exhibit 5)
------------------------------------------------------------ ---------------------------------------------------------
24     Powers of Attorney                                    9 through 15
------------------------------------------------------------ ---------------------------------------------------------